UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2005

IMAGE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20525 Nordhoff Street, Suite 200, Chatsworth, California 91311

(Address of principal executive offices, including zip code)

(818) 407-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On October 18, 2005, Image Entertainment, Inc. (the “Company”) gave written notice to President and Chief Executive Officer Martin W. Greenwald, Chief Operating Officer David Borshell, and Chief Financial Officer Jeff M. Framer of the Company’s exercise of one of its two options to extend of each of their employment agreements by one year.  The term of each of the agreements now runs through March 31, 2008.  All other terms, conditions, rights and obligations of the agreements remain unchanged.

Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated:	October 21, 2005	By:	/s/ DENNIS HOHN CHO
			Name:	Dennis Hohn Cho
			Title:	Corporate Secretary